Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:	Media and Investor
Matt Beasley
(405) 558-4600

Enable Midstream Announces Third Quarter 2021 Financial and Operating Results

OKLAHOMA CITY (Nov. 1, 2021) - Enable Midstream Partners, LP (NYSE: ENBL) today announced financial and operating results for third quarter 2021.

Net income attributable to limited partners was $116 million for third quarter 2021, an increase of $280 million compared to $164 million of net loss for third quarter 2020. Net income attributable to common units was $107 million for third quarter 2021, an increase of $280 million compared to $173 million of net loss for third quarter 2020. Enable’s third quarter 2020 results were impacted by a $225 million non-cash other than temporary impairment on its investment in Southeast Supply Header, LLC. Net cash provided by operating activities was $265 million for third quarter 2021, an increase of $33 million compared to $232 million for third quarter 2020. Adjusted EBITDA was $269 million for third quarter 2021, an increase of $40 million compared to $229 million for third quarter 2020. Distributable cash flow (DCF) was $193 million for third quarter 2021, an increase of $46 million compared to $147 million for third quarter 2020.

For third quarter 2021, DCF exceeded declared distributions to common unitholders by $121 million, resulting in a distribution coverage ratio of 2.68x.

For additional information regarding the non-GAAP financial measures Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio, please see “Non-GAAP Financial Measures.”

MANAGEMENT PERSPECTIVE

“Enable’s third quarter results demonstrate the partnership’s operating leverage and position to capture the increasing activity across our footprint driven by stronger energy market fundamentals,” said Rod Sailor, president and CEO. “I am also pleased to announce that we have received all necessary approvals for our Gulf Run Pipeline project and plan to commence construction on the project early next year.

“As the expected close date of the Enable and Energy Transfer merger draws near, I want to thank everyone who has partnered with us over the years, including our employees and their families, our customers, our investors and all of the communities across our footprint.”

Exhibit 99.1
BUSINESS HIGHLIGHTS

•Achieved higher net income attributable to limited partners, Adjusted EBITDA and DCF for third quarter 2021 compared to third quarter 2020, primarily as a result of higher commodity prices and higher natural gas gathering and processing volumes as compared to production curtailments experienced during the third quarter of 2020
•Fully funded the partnership’s capital program and distributions for third quarter 2021 while reducing leverage, with total debt to Adjusted EBITDA now at approximately 3.7x on a trailing twelve-month basis
•17 rigs were drilling wells across Enable’s footprint expected to be connected to Enable’s gathering systems as of Oct. 25, 2021, an increase of 7 rigs compared to July 28, 2021; 11 rigs are currently operating in the Anadarko Basin, 5 rigs are currently operating in the Ark-La-Tex Basin and 1 rig is currently operating in the Arkoma Basin
•Continued to advance the Gulf Run Pipeline project
◦Filed an Implementation Plan Aug. 24, 2021, in compliance with the Federal Energy Regulatory Commission’s (FERC) June 1, 2021 order
◦Received an individual, project-specific permit from the U.S. Army Corps of Engineers
◦Received a Notice to Proceed with Construction from FERC Oct. 19, 2021, granting approval to proceed with construction activities for the project
◦Selected a general contractor for construction of the project
◦Expect the project to be operational to serve customers by late 2022, with construction activities commencing in early 2022
◦Expect the project to have an initial capacity of approximately 1.7 billion cubic feet per day (Bcf/d), with the ability to expand to approximately 2.7 Bcf/d by adding additional compression
•Contracted or extended over 250,000 dekatherms per day (Dth/d) of transportation capacity during third quarter 2021 on Enable Gas Transmission, LLC (EGT), Enable Mississippi River Transmission, LLC (MRT) and Enable Oklahoma Intrastate Transmission, LLC (EOIT)
•Received FERC approval for firm park and loan (PAL) service on the EGT pipeline system, a service designed to provide firm physical supply during periods of critical need such as February’s winter storm event; currently working through contractual details with shippers who bid for capacity during a recent open season

ENERGY TRANSFER TRANSACTION UPDATE

Enable and Energy Transfer LP (NYSE: ET) continue to work with the Federal Trade Commission regarding the agency’s review under the Hart-Scott-Rodino Act of the proposed merger transaction. Enable expects the transaction will close by year-end 2021.

Exhibit 99.1
QUARTERLY DISTRIBUTIONS

As previously announced, on Oct. 26, 2021, the board of directors of Enable’s general partner declared a quarterly cash distribution of $0.16525 per unit on all outstanding common units for the quarter ended Sept. 30, 2021. The distribution is unchanged from the previous quarter and represents Enable’s 30th consecutive quarterly distribution since the partnership’s initial public offering in April 2014. The quarterly cash distribution of $0.16525 per unit on all outstanding common units will be paid Nov. 17, 2021, to unitholders of record at the close of business Nov. 8, 2021.

As also previously announced, the board declared a quarterly cash distribution of $0.5403 per unit on all outstanding Series A Preferred Units for the quarter ended Sept. 30, 2021. The quarterly cash distribution of $0.5403 per unit on all outstanding Series A Preferred Units will be paid Nov. 12, 2021, to unitholders of record at the close of business Oct. 26, 2021.

AVAILABLE INFORMATION

Enable files annual, quarterly and other reports and other information with the U.S. Securities and Exchange Commission (SEC). Enable’s SEC filings are also available at the SEC’s website at https://www.sec.gov which contains information regarding issuers that file electronically with the SEC. Information about Enable may also be obtained at the offices of the NYSE, 20 Broad Street, New York, New York 10005, or on Enable’s website at https://enablemidstream.com. On the Investor Relations section of Enable’s website, https://investors.enablemidstream.com, Enable makes available free of charge a variety of information to investors. Enable’s goal is to maintain the Investor Relations section of its website as a portal through which investors can easily find or navigate to pertinent information about Enable, including but not limited to:
•Enable’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after Enable electronically files that material with or furnishes it to the SEC;
•press releases on quarterly distributions, quarterly earnings and other developments;
•governance information, including Enable’s governance guidelines, committee charters and code of ethics and business conduct;
•information on events and presentations, including an archive of available calls, webcasts and presentations;
•news and other announcements that Enable may post from time to time that investors may find useful or interesting; and
•opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

ABOUT ENABLE MIDSTREAM PARTNERS

Enable owns, operates and develops strategically located natural gas and crude oil infrastructure assets. Enable’s assets include approximately 14,000 miles of natural gas, crude oil, condensate and produced water gathering pipelines, approximately 2.6 Bcf/d of natural gas processing capacity, approximately 7,800 miles of interstate pipelines (including Southeast Supply Header, LLC of which Enable owns 50%), approximately 2,200 miles of intrastate pipelines and seven natural gas storage facilities comprising 84.5 billion cubic feet of storage capacity. For more information, visit https://enablemidstream.com.

Exhibit 99.1

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of Enable’s distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Enable’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate. Brokers and nominees, and not Enable, are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

NON-GAAP FINANCIAL MEASURES

Enable has included the non-GAAP financial measures Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio in this press release based on information in its consolidated financial statements.
Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio are supplemental financial measures that management and external users of Enable’s financial statements, such as industry analysts, investors, lenders and rating agencies may use, to assess:
•Enable’s operating performance as compared to those of other publicly traded partnerships in the midstream energy industry, without regard to capital structure or historical cost basis;
•The ability of Enable’s assets to generate sufficient cash flow to make distributions to its partners;
•Enable’s ability to incur and service debt and fund capital expenditures; and
•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

This press release includes a reconciliation of Gross margin to total revenues, Adjusted EBITDA and DCF to net income attributable to limited partners, Adjusted EBITDA to net cash provided by operating activities and Adjusted interest expense to interest expense, the most directly comparable GAAP financial measures as applicable, for each of the periods indicated. Distribution coverage ratio is a financial performance measure used by management to reflect the relationship between Enable’s financial operating performance and cash distributions. Enable believes that the presentation of Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio provides information useful to investors in assessing its financial condition and results of operations. Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio should not be considered as alternatives to net income, operating income, total revenue, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio have important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP measures. Additionally, because Gross margin, Adjusted EBITDA, DCF, Adjusted interest expense and distribution coverage ratio may be defined differently by other companies in Enable’s industry, its definitions of these measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Exhibit 99.1
FORWARD-LOOKING STATEMENTS

Some of the information in this press release may contain forward-looking statements. Forward-looking statements give our current expectations and contain projections of results of operations or of financial condition, or forecasts of future events. Words such as “could,” “will,” “should,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements pertaining to our pending merger with Energy Transfer LP and our expectations of plans, strategies, objectives, growth and anticipated financial and operational performance, as updated by this press release. In particular, our statements with respect to continuity plans and preparedness measures we have implemented in response to the novel coronavirus (COVID-19) pandemic and its expected impact on our business, operations, earnings and results are forward-looking statements. Forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that we have chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this press release and our Annual Report on Form 10-K for the year ended Dec. 31, 2020 (Annual Report). Those risk factors and other factors noted throughout this press release and in our Annual Report could cause our actual results to differ materially from those disclosed in any forward-looking statement. You are cautioned not to place undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statement is made, and we undertake no obligation to correct or update any forward-looking statement, whether as a result of new information or otherwise, except as required by applicable law.

Exhibit 99.1
ENABLE MIDSTREAM PARTNERS, LP
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In millions, except per unit data)
Revenues (including revenues from affiliates):
Product sales	$623	$280	$1,710	$764
Service revenues	333	316	1,003	995
Total Revenues	956	596	2,713	1,759
Cost and Expenses (including expenses from affiliates):
Cost of natural gas and natural gas liquids (excluding depreciation and amortization shown separately)	565	250	1,510	653
Operation and maintenance	92	96	267	313
General and administrative	27	28	89	73
Depreciation and amortization	104	105	313	314
Impairments of property, plant and equipment and goodwill	—	—	—	28
Taxes other than income tax	16	17	52	52
Total Cost and Expenses	804	496	2,231	1,433
Operating Income	152	100	482	326
Other Income (Expense):
Interest expense	(41)	(43)	(125)	(136)
Equity in earnings (losses) of equity method affiliate, net	4	(222)	5	(211)
Other, net	1	2	7	7
Total Other Expense	(36)	(263)	(113)	(340)
Income (Loss) Before Income Tax	116	(163)	369	(14)
Net Income (Loss)	$116	$(163)	$369	$(14)
Less: Net income (loss) attributable to noncontrolling interest	—	1	2	(6)
Net Income (Loss) Attributable to Limited Partners	$116	$(164)	$367	$(8)
Less: Series A Preferred Unit distributions	9	9	26	27
Net Income (Loss) Attributable to Common Units	$107	$(173)	$341	$(35)

Basic and diluted earnings (loss) per unit
Basic	$0.24	$(0.40)	$0.78	$(0.08)
Diluted	$0.24	$(0.40)	$0.76	$(0.08)

Exhibit 99.1

ENABLE MIDSTREAM PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In millions)
Reconciliation of Gross margin to Total Revenues:
Consolidated
Product sales	$623	$280	$1,710	$764
Service revenues	333	316	1,003	995
Total Revenues	956	596	2,713	1,759
Cost of natural gas and natural gas liquids (excluding depreciation and amortization)	565	250	1,510	653
Gross margin	$391	$346	$1,203	$1,106

Reportable Segments
Gathering and Processing
Product sales	$625	$271	$1,514	$739
Service revenues	214	192	622	592
Total Revenues	839	463	2,136	1,331
Cost of natural gas and natural gas liquids (excluding depreciation and amortization)	571	244	1,406	631
Gross margin	$268	$219	$730	$700

Transportation and Storage
Product sales	$157	$79	$624	$213
Service revenues	122	126	390	409
Total Revenues	279	205	1,014	622
Cost of natural gas and natural gas liquids (excluding depreciation and amortization)	154	78	539	215
Gross margin	$125	$127	$475	$407

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In millions, except Distribution coverage ratio)
Reconciliation of Adjusted EBITDA and DCF to net income attributable to limited partners and calculation of Distribution coverage ratio:
Net income (loss) attributable to limited partners	$116	$(164)	$367	$(8)
Depreciation and amortization expense	104	105	313	314
Interest expense, net of interest income	40	43	124	135
Distributions received from equity method affiliate in excess of equity earnings	(3)	1	—	9
Impairment of equity method affiliate investment	—	225	—	225
Non-cash equity-based compensation	4	3	12	10
Change in fair value of derivatives (1)	7	15	36	17
Equity AFUDC and other non-cash items (2)	1	1	(4)	23
Impairments of property, plant and equipment and goodwill	—	—	—	28
Gain on extinguishment of debt	—	—	—	(5)
Noncontrolling Interest Share of Adjusted EBITDA	—	—	—	(9)
Adjusted EBITDA	$269	$229	$848	$739
Series A Preferred Unit distributions (3)	(9)	(9)	(26)	(27)
Distributions for phantom and performance units (4)	(1)	—	(1)	(1)
Adjusted interest expense (5)	(39)	(42)	(122)	(134)
Maintenance capital expenditures	(27)	(31)	(61)	(69)
Current income taxes	—	—	—	1
DCF	$193	$147	$638	$509

Distributions related to common unitholders (6)	$72	$72	$216	$216

Distribution coverage ratio (7)	2.68	2.04	2.95	2.36
___________________
(1)Change in fair value of derivatives includes changes in the fair value of derivatives that are not designated as hedging instruments.
(2)Other non-cash items includes write-downs and gains and loss on sale and retirement of assets.
(3)This amount represents the quarterly cash distributions on the Series A Preferred Units declared for the three months ended September 30, 2021 and 2020. In accordance with the Partnership Agreement, the Series A Preferred Unit distributions are deemed to have been paid out of available cash with respect to the quarter immediately preceding the quarter in which the distribution is made.
(4)Distributions for phantom and performance units represent distribution equivalent rights paid in cash. Phantom unit distribution equivalent rights are paid during the vesting period and performance unit distribution equivalent rights are paid at vesting.
(5)See below for a reconciliation of Adjusted interest expense to Interest expense.
(6)Represents cash distributions declared for common units outstanding as of each respective period. Amounts for 2021 reflect estimated cash distributions for common units outstanding for the quarter ended September 30, 2021.
(7)Distribution coverage ratio is computed by dividing DCF by Distributions related to common unitholders.

Exhibit 99.1

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In millions)
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by operating activities	$265	$232	$678	$543
Interest expense, net of interest income	40	43	124	135
Noncontrolling interest share of cash provided by operating activities	—	(1)	(3)	(3)
Current income taxes	—	—	—	1
Equity AFUDC and other non-cash items (1)	—	(2)	(1)	—
Proceeds from insurance	—	1	—	1
Changes in operating working capital which (provided) used cash:
Accounts receivable	55	3	130	(27)
Accounts payable	(53)	(24)	(67)	46
Other, including changes in noncurrent assets and liabilities	(42)	(39)	(49)	17
Return of investment in equity method affiliate	(3)	1	—	9
Change in fair value of derivatives (2)	7	15	36	17
Adjusted EBITDA	$269	$229	$848	$739
____________________
(1)Other non-cash items includes write-downs of assets.
(2)Change in fair value of derivatives includes changes in the fair value of derivatives that are not designated as hedging instruments.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(In millions)
Reconciliation of Adjusted interest expense to Interest expense:
Interest expense	$41	$43	$125	$136
Interest income	(1)	—	(1)	(1)
Amortization of premium on long-term debt	—	—	—	1
Capitalized interest on expansion capital	—	1	2	2
Amortization of debt expense and discount	(1)	(2)	(4)	(4)
Adjusted interest expense	$39	$42	$122	$134

Exhibit 99.1
ENABLE MIDSTREAM PARTNERS, LP
OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Operating Data:
Natural gas gathered volumes—TBtu	402	374	1,169	1,164
Natural gas gathered volumes—TBtu/d	4.37	4.07	4.28	4.25
Natural gas processed volumes—TBtu (1)	208	190	593	597
Natural gas processed volumes—TBtu/d (1)	2.26	2.06	2.17	2.18
NGLs produced—MBbl/d (1)(2)	141.46	133.11	135.41	122.29
NGLs sold—MBbl/d (2)(3)	143.32	138.55	137.02	127.66
Condensate sold—MBbl/d	5.80	5.58	6.44	6.50
Crude oil and condensate gathered volumes—MBbl/d	97.70	138.02	107.30	121.38
Transported volumes—TBtu	491	440	1,539	1,532
Transported volumes—TBtu/d	5.33	4.78	5.62	5.58
Interstate firm contracted capacity—Bcf/d	5.62	5.73	5.96	6.00
Intrastate average deliveries—TBtu/d	1.69	1.74	1.64	1.83
____________________
(1)Includes volumes under third-party processing arrangements.
(2)Excludes condensate.
(3)NGLs sold includes volumes of NGLs withdrawn from inventory or purchased for system balancing purposes.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Anadarko
Gathered volumes—TBtu/d	2.18	1.94	2.10	2.04
Natural gas processed volumes—TBtu/d (1)	1.98	1.76	1.89	1.85
NGLs produced—MBbl/d (1)(2)	127.71	120.80	122.91	109.29
Crude oil and condensate gathered volumes—MBbl/d	70.36	104.93	76.99	93.65
Arkoma
Gathered volumes—TBtu/d	0.40	0.41	0.40	0.42
Natural gas processed volumes—TBtu/d (1)	0.07	0.08	0.07	0.08
NGLs produced—MBbl/d (1)(2)	4.76	3.94	4.25	3.96
Ark-La-Tex
Gathered volumes—TBtu/d	1.79	1.72	1.78	1.79
Natural gas processed volumes—TBtu/d	0.21	0.22	0.21	0.25
NGLs produced—MBbl/d (2)	8.99	8.37	8.25	9.04
Williston
Crude oil gathered volumes—MBbl/d	27.35	33.09	30.31	27.73
__________________
(1)Includes volumes under third-party processing arrangements.
(2)Excludes condensate.